As filed with the Securities and Exchange Commission on July 14, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ROYCE GLOBAL VALUE TRUST, INC.
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VOTE TODAY! July 15, 2020 Dear Stockholder, Our records indicate you have not voted your shares Your vote is required to approve the new investment advisory agreement Without your vote, the Fund’s operations may be terminated As previously announced, the Royce Global Value Trust, Inc. (the “Fund”) Special Meeting of Stockholders (the “Special Meeting”) is now scheduled to be held July 29, 2020. This means that time is running short for you to vote to approve a new investment advisory agreement1 with the Fund’s investment manager, Royce Investment Partners (“Royce”)2. Vote today to ensure that Royce continues operating the Fund and executing the differentiated strategy that is delivering strong returns for you year after year. Support the Investment Manager with a Proven Track Record Vote “FOR” the new agreement with Royce, which is building on the Fund’s strong track record including…Consistently outperforming the Fund’s benchmark3 over key timeframes, including the quarter, year-to-date and over the past 1-, 3-, and 5-year periods ended 6/30/20, as well as since the Fund’s inception (10/17/13)4 Outperforming the benchmark3 in each of the two previous full market cycle periods and from the 1/17/20 index peak through 6/30/204 Outperforming the comparable open-end Morningstar category average (US Fund World Small/Mid Stock)5 over key timeframes, including the quarter, year-to-date and over the past 1-, 3-, and 5-year periods ended 6/30/204 The Fund’s record of outperformance and the benefits of the new agreement have also been recognized by two leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”). ISS and Glass Lewis both recently published reports recommending that stockholders vote “FOR” the new agreement. In order for the new agreement to be approved, stockholders owning a majority of the Fund’s outstanding shares must vote “FOR” the agreement6. This is a high threshold, so every vote matters. If the agreement is not approved, the Fund may be forced to seek approval to liquidate resulting in negative consequences to your investment. Please vote as not voting is the same as voting against the agreement. Protect the Value of Your Investment – Vote the WHITE Proxy Card Today We urge you to follow the unanimous recommendation of the Fund’s Board of Directors as well as that of ISS and Glass Lewis by voting “FOR” the agreement by internet, phone or by signing, dating and mailing the WHITE proxy card.

Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Incorporated Stockholders Call Toll Free: (877) 825-8906 Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you not to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card. 1 Due to the “change of control” that will result from the pending combination of Legg Mason Inc. (“Legg Mason”) and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, that will cause the Fund’s current investment advisory agreement to terminate in accordance with its terms as required by applicable law. 2 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners. 3 Fund benchmark is the MSCI ACWI Small Cap Index, an unmanaged, capitalization-weighted index of global small-cap stocks. Index returns include net reinvested dividends and/or interest income. 4 Returns calculated on a net asset value (“NAV”) basis. 5 For the Morningstar World Small/Mid Stock Category: © 2020 Morningstar. All Rights Reserved. The information regarding the category in this piece: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. World small/mid Stock portfolios invest in a variety of international stocks that are smaller. World-stock portfolios have few geographical limitations. It is common for these portfolios to invest the majority of their assets in developed markets, with the remainder divided among the globe’s smaller markets. These portfolios typically have 20%-60% of assets in U.S. stocks. 6 Fund stockholders as of the close of business on May 1, 2020 are entitled to vote at the Special Meeting. Forward-looking Statement This letter is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Fund’s Annual Report to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund undertakes no responsibility to update publicly or revise any forward-looking statement.

Royce Global Value Trust, Inc. and Royce Value Trust, Inc. Announce Postponement and
Rescheduling of Special Meetings of Stockholders

NEW YORK – July 14, 2020 – Each of Royce Global Value Trust, Inc. (NYSE: RGT) and Royce Value Trust, Inc. (NYSE: RVT) (each a “Fund” and together, the “Funds”) today announced that its Special Meeting of Stockholders (each, a “Meeting”) has been postponed in order to solicit additional stockholder votes. As previously announced, due to the continuing public health impact of the COVID-19 pandemic and to support the health and safety of the Funds’ stockholders, each Meeting will be held in a virtual meeting format.

Each Meeting is being held to approve a new investment advisory agreement1 with Royce Investment Partners (“Royce”)2, the Funds’ investment manager. The Boards of Directors of the Funds recommend stockholders vote “FOR” to approve the relevant new agreement. Approval of the new agreements will enable Royce to continue to manage the Funds and execute the strategies that have delivered excellent relative performance for stockholders. Two leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) also recognize the Funds’ impressive performance record and the benefits of the new agreements, and have recommended stockholders vote “FOR” the new agreements. Each vote is important, regardless of the number of shares owned. Not voting has the same effect as voting against the new agreement.

For stockholders of Royce Global Value Trust, Inc., the Meeting, which was originally scheduled to be held on Tuesday, July 14, 2020 at 3:30 p.m. Eastern Time, will now take place on Wednesday, July 29, 2020 at 3:30 p.m. Eastern Time. The Meeting will be held at the following website: http://www.meetingcenter.io/249551845.

For stockholders of Royce Value Trust, Inc., the Meeting, which was originally scheduled to be held on Tuesday, July 14, 2020 at 12:00 p.m. Eastern Time, will now take place on Wednesday, July 29, 2020 at 2:30 p.m. Eastern Time. The Meeting will be held at the following website: http://www.meetingcenter.io/244616936.

To participate in the Meeting for Royce Global Value Trust, Inc., Fund stockholders must enter the following password: RGVT2020.To participate in the Meeting for Royce Value Trust, Inc., Fund stockholders must enter the following password: RVT2020. Stockholders of the Funds must also enter the control number that appears on the WHITE proxy card that they previously received from the Funds.

The website for each Meeting will be accessible to stockholders beginning at approximately 2:30 p.m. Eastern Time on July 28, 2020. Stockholders are encouraged to access the website at this time and prior to the start of the Meeting to allow ample time to log into the Meeting webcast and test the computer system, and, if planning to vote at the Meeting, to vote in accordance with the instructions set forth on the Meeting website. To the extent a Fund uses a ballot at the Meeting, it will contain instructions on how to submit votes during the Meeting, including the email address, to which the completed ballot and any legal proxies should be sent. For questions relating to participation at the Meeting by remote communication, please call the technical support number at (888) 888-0151.

1 Due to the “change of control” that will result upon completion of the pending acquisition of Legg Mason Inc. (“Legg Mason”) by Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, which will cause each Fund’s current investment advisory agreement to terminate in accordance with its terms as required by applicable law.

2 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

Stockholders who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the Meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings, along with their name and email address to Computershare Fund Services (“Computershare”). Stockholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 1:00 p.m. Eastern Time on July 24, 2020. Stockholders will receive a confirmation email from Computershare of the stockholder’s registration and a control number that will allow the stockholder to vote at the Meeting.

Stockholders are not required to attend the Meeting to vote on the relevant proposal. Whether or not stockholders plan to attend the Meeting, each Fund urges stockholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the Proxy Statement.

As described in the Funds’ proxy statements dated May 11, 2020 and in supplemental proxy materials previously distributed, the Boards of Directors of the Funds have fixed the close of business on May 1, 2020 as the record date for determining those stockholders entitled to vote at the relevant Meeting (or any postponement or adjournment thereof).

Stockholders who need assistance voting may contact the Funds’ proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America) for questions regarding Royce Global Value Trust, Inc. or by calling (877) 825-8964 (toll-free in North America) for questions regarding Royce Value Trust, Inc. Banks and brokers for both Funds may call collect at (212) 750-5833.

In connection with the Meetings, the Funds have filed definitive proxy statements with the Securities and Exchange Commission (the “SEC”). Stockholders are advised to read their Fund’s Proxy Statement in full because it contains important information. The Proxy Statement for Royce Global Value Trust, Inc. is available on the Internet at http://www.ReadOurMaterials.com/rgt, and the Proxy Statement for Royce Value Trust, Inc. is available at http://www.ReadOurMaterials.com/rvt. The WHITE proxy card included with the proxy materials that were previously distributed to stockholders will not be updated to reflect the change in location (both Funds), date (both Funds), and time (Royce Value Trust, Inc. only) but may continue to be used by stockholders to vote their shares in connection with the Meeting. The Proxy Statements and other documents filed by the Funds are also available for free on the SEC’s website at http://www.sec.gov.

About Royce Global Value Trust, Inc.

Royce Global Value Trust, Inc. is a closed-end diversified management investment company whose shares of Common Stock are listed and traded on the New York Stock Exchange. The Fund invests in both U.S. and non-U.S. common stocks (generally market caps up to $10 billion).

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

About Royce Value Trust, Inc.

Royce Value Trust, Inc. is a closed-end diversified management investment company whose shares of Common Stock are listed and traded on the New York Stock Exchange. The Fund's primary investment goal is long-term capital growth, which it seeks by normally investing at least 65% of its assets in equity securities primarily of small- and micro-cap companies.

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

Forward Looking Statement

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of either Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of each Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Funds’ Annual Reports to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. Neither Fund undertakes any responsibility to update publicly or revise any forward-looking statement.

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Lucas Pers

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